Exhibit 99.1

      COLLECTORS UNIVERSE WELCOMES JOE WALLACE AS CHIEF FINANCIAL OFFICER; MIKE LEWIS TO TAKE ON SENIOR VICE PRESIDENT OF FINANCE POSITION AFTER
                          FOUR SUCCESSFUL YEARS AS CFO

    NEWPORT BEACH, Calif., Sept. 16 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), a leading provider of value-added authentication and grading and other value-added services to dealers and collectors of high-value collectibles, today announced that Joe Wallace, Vice President of Finance, has assumed the position of Chief Financial Officer effective on September 15, 2005, while Mike Lewis will move from the Chief Financial Officer position to become the Company's Senior Vice President of Finance.

    Michael Haynes, Chief Executive Officer of Collectors Universe commented, "I would like to extend my utmost appreciation for Mike's tenure and his thorough professionalism in carrying out his responsibilities as Collectors Universe's CFO and the excellent service he has always provided to our shareholders. Mike's expertise in management systems and controls has been an integral part of the team effort in turning the Company around and enabling the Collectors Universe to achieve the kind of growth it continues to see today.

    "I would like to take this opportunity to welcome Joe Wallace as the new CFO of Collectors Universe. Joe has been with the Company for the past 15 months as Controller and then as Vice President of Finance and has been working closely with Mike Lewis to ensure a smooth transition as his successor. Joe also played a key role in our successful public offering that we completed in February 2005. I am more than confident in Joe's abilities to continue our record of maintaining effective management systems and controls and look forward to working closely with him to help take the Company through future growth opportunities, whether organically and/or via acquisition channels."

    Joe Wallace has been the Company's Corporate Controller since June 2004 and Vice President of Finance since November 2004. From 1997 to 2003, Mr. Wallace was Vice President Finance, Chief Financial Officer and Secretary of STM Wireless, Inc. a publicly held developer, manufacturer and marketer of satellite communication products and services. He left STM Wireless following its filing, in February 2003, for protection under Chapter 11 of the Bankruptcy Code. Mr. Wallace is a CPA and is a Fellow of the Institute of Chartered Accountants, and a member of the Institute of Certified Public Accountants, of Ireland.

    Mike Lewis, who has served as CFO of Collectors Universe since October 2001, remarked, "I am leaving my CFO position after an exciting four-year stint. The Company's achievements over that four-year period have made my job extremely gratifying and I am proud to have played an integral role in it. Having served as CFO and CEO for a number of public and private companies prior to Collectors Universe, I am very happy to wind up my CFO career on such a high note as I move towards retirement. I will continue to support the Company as Senior Vice President of Finance and President of our Collectors Finance Corporation subsidiary, and I am confident in Collectors Universe and in the abilities of Michael Haynes and Joe Wallace to achieve the objective we have always strived for: shareholder value."

    About Collectors Universe

    Collectors Universe, Inc. is a leading provider of value added services to the high-end collectibles market. The Company authenticates and grades collectible coins, sports cards, autographs, stamps and currency. The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia and collectible stamps. This information is accessible to collectors and dealers at the Company's web site, www.collectors.com, and is also published in print.

    Forward Looking Information

    This news release contains statements regarding our expectations about our future financial performance which are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may." Our financial performance in the future may differ, possibly significantly, from our current expectations about our future financial performance as set forth in the forward looking statements contained in this news release due to a number of risks and uncertainties. Those risks and uncertainties include, but are not limited to: the possibility of changes in general economic conditions or conditions in the collectibles markets, such as a possible decline in the popularity of some high-value collectibles, which could result in reductions in the volume of authentication and grading submissions and, therefore, the fees we are able to generate; a lack of diversity in our sources of revenues and our dependence on coin authentication and grading for a significant percentage of our total revenues, which makes us more vulnerable to adverse changes in economic and market conditions, including declines in the value of precious metals or recessionary conditions, that could lead to reduced coin and other collectibles submissions, with a resultant reduction in our revenues and in our income; the fact that five of our customers accounted for approximately 27% of our net revenues during fiscal 2005, which means that our operating results could decline if any of those customers were to terminate or significantly reduce the business that they conduct with us; our dependence on certain key executives and collectibles experts, the loss of the services of any of which could adversely affect our ability to obtain authentication and grading submissions and, therefore, could harm our operating results; increased competition from other collectibles services companies that could result in reductions in collectibles submissions to us or could require us to reduce the prices we charge for our services; the risk that we will incur unanticipated liabilities under our authentication and grading warranties that would increase our operating expenses; the risk that new service offerings and business initiatives that we may undertake will not gain market acceptance or will increase our operating expenses or reduce our overall profitability or cause us to incur losses; the risk that our strategy to exit the collectibles sales business and focus substantially all of our resources on our authentication and grading businesses will not be successful in enabling us to improve our profitability over the longer term or to grow our existing businesses or expand into new collectibles or high value asset markets; and if we grow our business by acquiring any existing or commencing any new authentication and grading businesses, the risks that we will be unable to successfully integrate those businesses into our operations, that those businesses will not gain market acceptance; and that business expansion may result in a costly diversion of management time and resources and increase our operating expenses. Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2005, which we filed with the Securities and Exchange Commission on September 13, 2005.

    Due to the above-described risks and uncertainties and those described in that Prospectus, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release.

     Contacts:

     Joe Wallace                            Brandi Piacente
     Chief Financial Officer                Investor Relations
     Collectors Universe                    The Piacente Group, Inc.
     Tel: 949-567-1375                      Tel: 212-481-2050
     Email: jwallace@collectors.com         Email: brandi@thepiacentegroup.com

SOURCE  Collectors Universe, Inc.
    -0-                             09/16/2005
    /CONTACT: Joe Wallace, Chief Financial Officer of Collectors Universe, +1-949-567-1375, jwallace@collectors.com; or Brandi Piacente, Investor Relations of The Piacente Group, Inc., +1-212-481-2050, brandi@thepiacentegroup.com, for Collectors Universe, Inc./
    /Web site:  http://www.collectors.com /